Filed Pursuant to Rule 433(d) - Registration Statement No. 333-120916-44


-----------------------------------------------------------------------------------------------------------
                                 Collateral Grouped by Zipcode Distribution
-----------------------------------------------------------------------------------------------------------
Collateral Grouped by Zipcode Distribution   Count   Total CURRENT BALANCE   Pct of overall CURRENT BALANCE
------------------------------------------   -----   ---------------------   ------------------------------
                  8057                         10         5,283,977.58                    4.14
                  8008                          6         4,708,556.94                    3.69
                  8202                          5         3,585,621.02                    2.81
                  8226                          5         3,425,715.86                    2.68
                  7722                          4         2,941,606.40                     2.3
                  7417                          3         2,080,986.91                    1.63
                 19102                          1         1,937,783.30                    1.52
                  7762                          1         1,921,123.26                     1.5
                 19106                          2         1,831,024.29                    1.43
                  7928                          3         1,821,088.36                    1.43
                  8080                          5         1,739,041.70                    1.36
                 33432                          1         1,714,647.47                    1.34
                  8204                          3         1,650,583.38                    1.29
                  8742                          4         1,542,291.36                    1.21
                 11101                          1         1,496,933.87                    1.17
                  8753                          9         1,460,941.26                    1.14
                  8403                          1         1,460,267.81                    1.14
                 32127                          1         1,437,231.47                    1.12
                  8852                          3         1,407,573.08                     1.1
                  8540                          4         1,377,807.96                    1.08
                  7079                          2         1,233,017.37                    0.96
                  7726                          3         1,195,881.66                    0.94
                  8755                          4         1,174,738.13                    0.92
                  7481                          2         1,139,291.54                    0.89
                  8736                          2         1,131,880.53                    0.89
                  8054                          3         1,069,362.74                    0.84
                  8260                          3         1,008,716.82                    0.79
                  7974                          2         1,005,912.50                    0.79
                 20141                          1           996,055.29                    0.78
                  8402                          1           978,632.24                    0.77
                  8858                          1           977,508.08                    0.77
                  8085                          2           965,535.71                    0.76
                  7746                          2           939,420.51                    0.74
                  8822                          3           912,722.83                    0.71
                  7642                          3           907,817.74                    0.71
                  7760                          1           902,201.41                    0.71
                 33957                          1           884,766.98                    0.69
                 19118                          2           873,736.52                    0.68
                 18927                          1           840,718.88                    0.66
                 11937                          1           833,734.40                    0.65
                  7936                          2           803,225.09                    0.63
                  8534                          2           796,708.43                    0.62
                  7748                          2           785,687.52                    0.61
                  7042                          1           783,426.77                    0.61
                  8406                          2           776,063.16                    0.61
                  8502                          2           774,933.07                    0.61
                  7869                          2           757,927.61                    0.59
                  8077                          2           755,187.30                    0.59
                 19426                          2           755,004.06                    0.59
                  8062                          2           742,793.85                    0.58
                  7645                          2           725,256.35                    0.57
                  7656                          2           696,259.43                    0.54
                  7470                          1           659,854.65                    0.52
                  7702                          1           649,352.92                    0.51
                 19380                          1           640,486.19                     0.5
                  8510                          1           623,691.79                    0.49
                  7302                          2           622,955.86                    0.49
                  8812                          1           617,715.02                    0.48
                 19003                          1           612,195.31                    0.48
                  7750                          1           597,535.06                    0.47
                 11234                          2           592,378.94                    0.46
                  8846                          3           579,883.72                    0.45
                 10562                          1           561,344.12                    0.44
                 11952                          1           558,572.15                    0.44
                  7069                          1           556,137.36                    0.44
                 11030                          1           553,320.10                    0.43
                  7717                          1           549,431.68                    0.43
                  7670                          1           536,480.82                    0.42
                  7920                          1           533,215.80                    0.42
                 27603                          1           530,658.42                    0.42
                  7871                          1           528,813.05                    0.41
                  8840                          1           527,227.77                    0.41
                  8033                          1           518,911.58                    0.41
                  7712                          2           517,489.07                     0.4
                 10312                          1           513,761.86                     0.4
                  8848                          2           507,783.56                     0.4
                 18350                          1           502,927.56                    0.39
                 33308                          1           499,490.23                    0.39
                  8730                          1           497,945.88                    0.39
                 19073                          1           489,316.12                    0.38
                  7058                          1           484,517.18                    0.38
                 10538                          1           483,722.19                    0.38
                 10036                          1           483,550.29                    0.38
                  8092                          1           479,018.82                    0.37
                  7701                          3           474,641.58                    0.37
                  7601                          2           473,703.58                    0.37
                 19006                          1           470,514.50                    0.37
                  7432                          1           468,722.14                    0.37
                  7037                          1           458,110.19                    0.36
                  7738                          1           456,811.79                    0.36
                  8055                          1           445,346.92                    0.35
                  8022                          1           434,659.88                    0.34
                  8210                          2           430,749.31                    0.34
                  8247                          1           430,134.19                    0.34
                  8691                          1           426,725.94                    0.33
                  7424                          1           426,241.65                    0.33
                 19382                          1           424,260.52                    0.33
                 11768                          1           424,131.26                    0.33
                 11758                          1           422,573.66                    0.33
                 11558                          1           416,746.38                    0.33
                 19460                          1           414,994.94                    0.32
                 33908                          1           413,552.91                    0.32
                 21012                          1           412,079.43                    0.32
                 19446                          1           410,450.44                    0.32
                  7677                          1           408,358.67                    0.32
                 20148                          1           403,952.69                    0.32
                  7016                          1           403,298.54                    0.32
                 19352                          1           400,160.65                    0.31
                  8221                          1           398,910.84                    0.31
                  7932                          1           398,770.52                    0.31
                  8817                          1           394,782.84                    0.31
                 11581                          1           393,030.07                    0.31
                 19462                          1           392,559.26                    0.31
                 10019                          1           392,168.45                    0.31
                  7452                          1           389,602.37                     0.3
                  7728                          1           388,720.66                     0.3
                  7640                          1           387,759.42                     0.3
                  7076                          2           386,199.09                     0.3
                  7747                          2           384,994.18                     0.3
                 19422                          1           370,189.85                    0.29
                  7023                          1           359,650.10                    0.28
                  7649                          1           357,286.95                    0.28
                  7465                          1           355,692.46                    0.28
                  8070                          2           351,816.67                    0.28
                  6830                          1           348,920.24                    0.27
                  7720                          1           348,872.21                    0.27
                  8723                          2           347,115.94                    0.27
                 11358                          1           345,398.74                    0.27
                  8203                          1           341,160.57                    0.27
                  7033                          2           335,084.54                    0.26
                 10301                          1           334,297.84                    0.26
                  7604                          1           332,118.43                    0.26
                  7751                          1           331,212.23                    0.26
                 11946                          1           311,029.77                    0.24
                 19701                          1           307,429.40                    0.24
                  8215                          2           306,862.71                    0.24
                  7066                          1           296,315.56                    0.23
                 10011                          1           289,663.80                    0.23
                  8003                          2           286,792.29                    0.22
                  8109                          2           286,240.73                    0.22
                 19810                          1           280,708.41                    0.22
                  8016                          1           273,514.19                    0.21
                 19087                          1           264,700.67                    0.21
                  7764                          1           262,207.64                    0.21
                 12496                          2           259,544.57                     0.2
                  8234                          2           250,679.00                     0.2
                  8075                          2           249,552.10                     0.2
                 19333                          1           249,281.29                     0.2
                  8028                          2           243,381.73                    0.19
                  7444                          2           242,303.07                    0.19
                 19143                          1           238,215.56                    0.19
                  7401                          1           238,161.93                    0.19
                 19131                          1           236,096.20                    0.18
                  8094                          2           233,508.03                    0.18
                  8752                          1           233,278.05                    0.18
                  7733                          1           228,590.07                    0.18
                  7006                          1           226,095.81                    0.18
                 19803                          1           223,751.48                    0.18
                 19072                          1           221,016.52                    0.17
                  7003                          1           214,172.04                    0.17
                  7675                          2           214,069.50                    0.17
                  8757                          2           210,111.91                    0.16
                  7960                          1           208,826.27                    0.16
                 18974                          1           208,308.70                    0.16
                  7755                          1           203,096.43                    0.16
                  7438                          1           201,747.46                    0.16
                  7095                          1           199,232.75                    0.16
                 19971                          1           179,934.55                    0.14
                  8050                          1           179,277.29                    0.14
                  8536                          1           179,139.23                    0.14
                  7077                          1           178,818.78                    0.14
                  7753                          1           175,910.52                    0.14
                  8722                          1           175,417.91                    0.14
                 98226                          1           172,890.36                    0.14
                 18901                          1           170,592.47                    0.13
                 19103                          1           168,434.15                    0.13
                  8053                          1           166,850.02                    0.13
                 11102                          1           163,184.67                    0.13
                  7030                          1           160,495.53                    0.13
                  7628                          1           159,372.36                    0.12
                  7458                          2           154,863.74                    0.12
                  8081                          1           150,512.58                    0.12
                  8005                          1           149,818.75                    0.12
                  8002                          1           149,399.79                    0.12
                  7730                          1           148,370.14                    0.12
                  7731                          1           144,666.77                    0.11
                  8738                          1           143,874.25                    0.11
                  7724                          1           142,987.02                    0.11
                  7083                          1           139,136.61                    0.11
                  8090                          1           137,884.88                    0.11
                  8825                          1           136,662.11                    0.11
                  7921                          1           136,132.08                    0.11
                  8243                          2           135,810.87                    0.11
                  8857                          1           135,661.89                    0.11
                  8270                          1           133,655.31                     0.1
                 19946                          1           127,842.63                     0.1
                  7662                          1           126,972.79                     0.1
                 10920                          1           126,707.94                     0.1
                  7067                          1           124,474.04                     0.1
                 18966                          1           121,688.89                     0.1
                  8060                          2           118,972.58                    0.09
                  8758                          1           115,843.36                    0.09
                  8620                          1           115,320.92                    0.09
                  8690                          1           113,941.08                    0.09
                 19335                          1           112,234.45                    0.09
                 10925                          1           111,857.85                    0.09
                 19050                          1           111,236.19                    0.09
                  7727                          1           109,106.97                    0.09
                 19067                          1           108,273.90                    0.08
                  8052                          1            99,957.94                    0.08
                 19806                          1            99,268.42                    0.08
                 10552                          1            98,214.27                    0.08
                 12167                          1            97,351.01                    0.08
                 19055                          1            95,940.59                    0.08
                 19713                          1            93,128.05                    0.07
                 12771                          1            92,801.10                    0.07
                 19428                          1            92,704.39                    0.07
                  8037                          1            91,669.99                    0.07
                  8759                          1            90,153.31                    0.07
                  8083                          1            88,578.93                    0.07
                  8343                          1            84,599.60                    0.07
                 19090                          1            84,493.81                    0.07
                  8751                          1            83,743.24                    0.07
                  8740                          1            83,677.37                    0.07
                  8863                          1            81,367.43                    0.06
                 19720                          1            79,428.13                    0.06
                  8609                          1            78,290.60                    0.06
                  7456                          1            77,520.42                    0.06
                  7446                          1            76,765.51                    0.06
                 19144                          1            75,472.52                    0.06
                  8007                          1            71,201.42                    0.06
                 19405                          1            68,454.35                    0.05
                  8108                          1            65,467.00                    0.05
                  8884                          1            62,035.86                    0.05
                  8754                          1            60,543.02                    0.05
                  6062                          1            41,357.82                    0.03
                  8036                          1            37,436.48                    0.03
                 19148                          1            34,975.47                    0.03
TOTAL                                         350       127,775,161.01                     100
-----------------------------------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

------------------------------------------------------------------------------------------------------------------------------------
                                         PRIME 0505 CALLED LOAN GROUP COLLATERAL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
    DEAL NAME            SPEEDS                                      COLLATERAL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
                                                    Percent
 SHELF   SERIES  1m CPR  3M CPR  6M CPR   Balance   of Deal   GWAC    NWAC   WAM  AGE  Avg BAL   LTV   CLTV  FICO   DTI  Called Date
------------------------------------------------------------------------------------------------------------------------------------
 BSABS  2001-AC1 46.28    45.9    45.75   8,117,333   8.99    8.5485  8.281   304  51   144,952  78.72  81.96  654  32.51  6/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 BSABS  2001-AC2 60.14    58.27   59.42  10,098,976   11.19   8.5448  8.1619  293  51   127,835  81.07  82.70  637  28.50  12/25/200
------------------------------------------------------------------------------------------------------------------------------------
 BSABS  2002-AC3 77.74    63.28   57.26  14,061,313   15.57   8.1902  7.9015  285  46   200,876  78.34  79.04  674  39.32  9/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 BSABS  2002-AC5 32.98    40.13   43.25  31,166,109   34.52   7.8392  7.4823  303  40   144,959  80.81  83.25  676  36.94  11/25/200
------------------------------------------------------------------------------------------------------------------------------------
 BSABS  2002-AC2 58.78    53.03   49.12   2,569,865   2.85    8.1212  7.5183  310  47   321,233  78.30  78.30  660  37.23  4/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 BSMSI   1998-1  85.16    80.92   86.18    230,988    0.26     7.25   6.9825  259  93   230,988  79.51  79.51  559   0.00  9/25/2003
------------------------------------------------------------------------------------------------------------------------------------
  CM     1998-1  50.75    44.44   56.19   1,176,914   1.30    7.0375   6.77   252  94   235,383  85.25  85.25  700  27.24  2/25/2004
------------------------------------------------------------------------------------------------------------------------------------
  CM     1998-2  53.43    58.86   59.76   5,701,853   6.32    7.3199  7.0524  238  88   162,910  74.77  74.77  656   0.00  9/25/2004
------------------------------------------------------------------------------------------------------------------------------------
 GMAC    1999-1  58.82    64.66   61.69    236,765    0.26    7.375   7.1075  282  79   236,765  89.89  89.89  635   0.00  3/25/2004
------------------------------------------------------------------------------------------------------------------------------------
 IMPAC   2000-4  51.99    48.84   43.21   5,602,619   6.21    9.7254  9.2944  282  63   93,377   83.42  84.10  646   7.58  1/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 IMPAC   2000-5  11.04    37.58   40.57   1,553,613   1.72    9.5566  9.2081  269  61   70,619   79.74  79.74  592   3.10  1/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 IMPAC   2001-1  20.46    19.88   30.39   4,650,531   5.15    9.7031  9.3225  293  59   119,244  83.13  83.13  599   7.79  4/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 SAMI    2001-3  60.82    46.09   65.33    744,883    0.83    9.3532  9.0857  291  58   124,147  70.54  70.54   0    0.00  4/25/2005
------------------------------------------------------------------------------------------------------------------------------------
 SAMI    2002-4  52.23    27.03   30.65   4,375,491   4.85    7.1367  6.8692  286  52   291,699  72.05  72.05  688  39.07  6/25/2005
------------------------------------------------------------------------------------------------------------------------------------

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Bear Stearns, not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modelling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information. Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.

STATEMENT REGARDING CBO PRICING

The security evaluation set forth above has been provided at your request as an accommodation to you. We believe it represents an estimate of value given stable market conditions and adequate time to work an order. However, by providing this information, we are not representing that such evaluation has been confirmed by actual trades or that a market exists or will exit for this security now or in the future. You should understand that our evaluation does not represent a bid by Bear Stearns or any other person and it may vary from the value Bear Stearns assigns such security while in our inventory. Additionally, you should consider that under adverse market conditions and/or deteriorating credit conditions in the collateral underlying the CBO, a distressed or forced sale of this instrument could result in proceeds that are far less than the evaluation provided.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 1 of 10

                                Collateral Grouped by Loan Type
-----------------------------------------------------------------------------------------------
DP        Count     Balance     Percent   GWAC   WA Strip   NWAC   Stated WAM  Calc WAM  WA Age
-----------------------------------------------------------------------------------------------
15Y          25   2,336,800.98     2.83  7.3074    0.2977  7.0096         122       116      56
15Y BLLN     20   2,415,883.90     2.93  9.0538    0.2969  8.7569         133       311      47
30Y         512  77,688,915.74    94.24  8.1626    0.3590  7.8035         308       299      51
-----------------------------------------------------------------------------------------------
TOTAL       557  82,441,600.62   100.00  8.1644    0.3555  7.8090         297       294      51
-----------------------------------------------------------------------------------------------

                          Collateral Grouped by Loan Type
-----------------------------------------------------------------------------------
DP            Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
-----------------------------------------------------------------------------------
15Y             6.5000    8.8750   93,472   75.26            76.70      656   28.81
15Y BLLN        8.0000   12.2500  120,794   80.64            85.33      650   33.95
30Y             6.3750   12.6250  151,736   79.38            80.78      665   29.98
-----------------------------------------------------------------------------------
TOTAL           6.3750   12.6250  148,010   79.30            80.80      664   30.04
-----------------------------------------------------------------------------------

                          Collateral Grouped by Original Term
---------------------------------------------------------------------------------------
STATED ORIGINAL TERM  Count    Balance   Percent   GWAC    NWAC   WAM  WA Age  Min GWAC
---------------------------------------------------------------------------------------
    - 180                45   4,752,685     5.76  8.1951  7.8978  215      51    6.5000
181 - 360               512  77,688,916    94.24  8.1626  7.8035  299      51    6.3750
---------------------------------------------------------------------------------------
TOTAL                   557  82,441,601   100.00  8.1644  7.8090  294      51    6.3750
---------------------------------------------------------------------------------------

                                Collateral Grouped by Original Term
---------------------------------------------------------------------------------------------------
STATED ORIGINAL TERM  Max GWAC  Avg Bal  Min WAM  Max WAM  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
---------------------------------------------------------------------------------------------------
    - 180              12.2500  105,615       48      320   78.00            81.09      653   31.25
181 - 360              12.6250  151,736       24      332   79.38            80.78      665   29.98
---------------------------------------------------------------------------------------------------
TOTAL                  12.6250  148,010       24      332   79.30            80.80      664   30.04
---------------------------------------------------------------------------------------------------

                       Collateral Grouped by Original Balance
------------------------------------------------------------------------------------
ORIGINAL BALANCE             Count    Balance   Percent   GWAC    NWAC   WAM  WA Age
------------------------------------------------------------------------------------
        - 75,000               181   9,268,599    11.24  8.9208  8.5216  284      52
 75,001 - 333,700              310  43,800,511    53.13  8.3752  8.0028  292      54
333,701 - 400,000               29   9,421,730    11.43  7.5734  7.1849  287      52
400,001 - 650,000               28  13,247,222    16.07  7.5774  7.2949  306      45
650,001 - 1,000,000              9   6,703,539     8.13  7.7326  7.4501  303      45
------------------------------------------------------------------------------------
TOTAL                          557  82,441,601   100.00  8.1644  7.8090  294      51
------------------------------------------------------------------------------------

                           Collateral Grouped by Original Balance
--------------------------------------------------------------------------------------------
ORIGINAL BALANCE       Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
--------------------------------------------------------------------------------------------
        - 75,000         6.6250   12.6250   51,208   81.46            82.96      645   21.82
 75,001 - 333,700        6.5000   11.1250  141,292   82.76            84.30      657   25.75
333,701 - 400,000        6.3750    9.1250  324,887   76.59            77.83      663   36.87
400,001 - 650,000        6.5000    9.5000  473,115   71.59            72.22      688   35.58
650,001 - 1,000,000      6.9900    8.8750  744,838   72.85            76.06      694   41.39
--------------------------------------------------------------------------------------------
TOTAL                    6.3750   12.6250  148,010   79.30            80.80      664   30.04
--------------------------------------------------------------------------------------------

                        Collateral Grouped by Current Balance
------------------------------------------------------------------------------------
CURRENT BALANCE              Count    Balance   Percent   GWAC   NWAC    WAM  WA Age
------------------------------------------------------------------------------------
        - 75,000               193  10,049,129    12.19  8.8899  8.5004  279      53
75,001  - 333,700              311  46,806,628    56.78  8.2980  7.9251  292      54
333,701 - 400,000               20   7,140,381     8.66  7.5724  7.1903  294      46
400,001 - 650,000               25  12,338,976    14.97  7.5873  7.3048  306      45
650,001 - 1,000,000              8   6,106,486     7.41  7.8052  7.5227  313      45
------------------------------------------------------------------------------------
TOTAL                          557  82,441,601   100.00  8.1644  7.8090  294      51
------------------------------------------------------------------------------------

                            Collateral Grouped by Current Balance
--------------------------------------------------------------------------------------------
CURRENT BALANCE        Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
--------------------------------------------------------------------------------------------
        - 75,000         6.6250   12.6250   52,068   81.57            82.95      647   21.27
75,001  - 333,700        6.5000   11.1250  150,504   82.18            83.62      657   26.04
333,701 - 400,000        6.3750    9.1250  357,019   77.48            79.12      674   39.78
400,001 - 650,000        6.5000    9.5000  493,559   70.59            71.27      687   35.69
650,001 - 1,000,000      7.0000    8.8750  763,311   73.31            76.83      689   41.39
--------------------------------------------------------------------------------------------
TOTAL                    6.3750   12.6250  148,010   79.30            80.80      664   30.04
--------------------------------------------------------------------------------------------

                      Collateral Grouped by Current Gross Coupon
------------------------------------------------------------------------------------
TERM
  CURRENT GROSS COUPON        Count  Balance    Percent   GWAC    NWAC   WAM  WA Age
------------------------------------------------------------------------------------
10_Yr                             2     73,358     0.09  7.3750  7.0925   80      40
   7.250 - 7.499                  2     73,358     0.09  7.3750  7.0925   80      40
15_Yr                            43  4,679,327     5.68  8.2080  7.9104  217      52
   6.500 - 6.749                  5    821,875     1.00  6.5298  6.2642  103      71
   6.750 - 6.999                  1     85,954     0.10  6.8750  6.5925   48      90
   7.250 - 7.499                  3    402,605     0.49  7.2607  6.9782  139      41
   7.500 - 7.749                  6    495,681     0.60  7.5746  7.2921  126      46
   7.750 - 7.999                  1     28,702     0.03  7.7500  7.4675  124      47
   8.000 - 8.249                  2    205,668     0.25  8.0126  7.7301  301      40
   8.250 - 8.499                  4    484,032     0.59  8.2728  7.9446  280      46
   8.500 - 8.749                  5    559,939     0.68  8.5071  8.2246  257      45
   8.750 - 8.999                  5    398,723     0.48  8.8139  8.4629  240      53

                          Collateral Grouped by Current Gross Coupon
---------------------------------------------------------------------------------------------
TERM
  CURRENT GROSS COUPON  Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
---------------------------------------------------------------------------------------------
10_Yr                     7.3750    7.3750   36,679   70.47            70.47      719   31.58
   7.250 - 7.499          7.3750    7.3750   36,679   70.47            70.47      719   31.58
15_Yr                     6.5000   12.2500  108,822   78.11            81.25      652   31.24
   6.500 - 6.749          6.5000    6.6250  164,375   75.08            75.08      665   23.95
   6.750 - 6.999          6.8750    6.8750   85,954   62.26            62.26      670    0.00
   7.250 - 7.499          7.2500    7.3750  134,202   81.20            89.51      639   46.05
   7.500 - 7.749          7.5000    7.6250   82,614   71.59            71.59      681   12.12
   7.750 - 7.999          7.7500    7.7500   28,702   64.29            64.29      621    0.00
   8.000 - 8.249          8.0000    8.1250  102,834   79.67            79.67      684    0.00
   8.250 - 8.499          8.2500    8.3750  121,008   76.11            76.11      655   35.36
   8.500 - 8.749          8.5000    8.6250  111,988   82.36            87.37      624   36.22
   8.750 - 8.999          8.7500    8.8750   79,745   81.54            81.54      657   16.45

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 2 of 10

                   Collateral Grouped by Current Gross Coupon
---------------------------------------------------------------------------------
TERM
  CURRENT GROSS COUPON  Count    Balance   Percent   GWAC      NWAC   WAM  WA Age
---------------------------------------------------------------------------------
   9.000 - 9.249            1      65,903     0.08   9.0000   8.7175  313      47
   9.250 - 9.499            2     406,975     0.49   9.2975   9.0150  312      47
   9.500 - 9.749            1     107,584     0.13   9.5000   9.2175  309      47
   9.750 - 9.999            4     424,047     0.51   9.8237   9.5412  306      49
   10.000 - 10.249          1      93,038     0.11  10.0000   9.7175  307      53
   10.250 - 10.499          1      41,533     0.05  10.2500   9.9675  307      41
   12.250 - 12.499          1      57,066     0.07  12.2500  11.3575  271      63
20_Yr                       3     405,392     0.49   7.1425   6.8600  182      49
   6.750 - 6.999            1     278,947     0.34   6.8750   6.5925  186      41
   7.500 - 7.749            1      71,950     0.09   7.6250   7.3425  151      89
   7.750 - 7.999            1      54,495     0.07   7.8750   7.5925  201      39
30_Yr                     509  77,283,523    93.74   8.1679   7.8085  299      51
   6.250 - 6.499            1     383,291     0.46   6.3750   6.0925  320      40
   6.500 - 6.749            5   2,051,281     2.49   6.5639   6.2875  303      51
   6.750 - 6.999           19   5,681,608     6.89   6.8706   6.5841  279      59
   7.000 - 7.249           17   4,548,031     5.52   7.0000   6.7233  311      47
   7.250 - 7.499           29   6,612,405     8.02   7.3030   7.0111  291      59
   7.500 - 7.749           38   8,771,761    10.64   7.5513   7.2633  306      48
   7.750 - 7.999           52   9,799,190    11.89   7.8217   7.5164  298      50
   8.000 - 8.249           37   5,761,694     6.99   8.0570   7.6559  300      48
   8.250 - 8.499           36   3,887,792     4.72   8.3234   7.8979  306      45
   8.500 - 8.749           57   5,924,572     7.19   8.5485   8.0707  306      47
   8.750 - 8.999           45   6,360,448     7.72   8.8221   8.5068  304      50
   9.000 - 9.249           36   4,578,490     5.55   9.0548   8.5770  305      51
   9.250 - 9.499           34   3,666,235     4.45   9.3141   8.8898  300      55
   9.500 - 9.749           31   3,414,442     4.14   9.5246   9.1459  300      55
   9.750 - 9.999           31   2,669,848     3.24   9.7935   9.4080  294      56
   10.000 - 10.249         11     966,555     1.17  10.0547   9.4297  273      60
   10.250 - 10.499          7     396,647     0.48  10.3353   9.9234  268      61
   10.500 - 10.749         10     689,397     0.84  10.5588  10.1890  298      56
   10.750 - 10.999          8     753,258     0.91  10.8034  10.0588  293      60
   11.000 - 11.249          2     183,113     0.22  11.0967  10.2030  299      58
   11.250 - 11.499          1      58,017     0.07  11.2500  10.2775  273      64
   12.250 - 12.499          1      69,981     0.08  12.2500  11.0575  292      60
   12.500 - 12.749          1      55,469     0.07  12.6250  12.3425  282      64
---------------------------------------------------------------------------------
TOTAL                     557  82,441,601   100.00   8.1644   7.8090  294      51
---------------------------------------------------------------------------------

                           Collateral Grouped by Current Gross Coupon
-----------------------------------------------------------------------------------------------
TERM
  CURRENT GROSS COUPON    Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
-----------------------------------------------------------------------------------------------
   9.000 - 9.249            9.0000    9.0000   65,903   80.00            80.00      685    0.00
   9.250 - 9.499            9.2500    9.3750  203,488   80.00            92.40      657   39.80
   9.500 - 9.749            9.5000    9.5000  107,584   94.99            94.99      516    0.00
   9.750 - 9.999            9.7500    9.8750  106,012   73.32            81.52      639   35.85
   10.000 - 10.249         10.0000   10.0000   93,038   90.00            90.00      667   36.50
   10.250 - 10.499         10.2500   10.2500   41,533   95.00            95.00      775    0.00
   12.250 - 12.499         12.2500   12.2500   57,066   90.00            90.00      540    1.00
20_Yr                       6.8750    7.8750  135,131   72.57            72.57      722   28.67
   6.750 - 6.999            6.8750    6.8750  278,947   80.00            80.00      758   31.10
   7.500 - 7.749            7.6250    7.6250   71,950   62.97            62.97      673    0.00
   7.750 - 7.999            7.8750    7.8750   54,495   47.20            47.20      604   16.25
30_Yr                       6.3750   12.6250  151,834   79.42            80.82      665   29.99
   6.250 - 6.499            6.3750    6.3750  383,291   68.14            90.00      728   50.20
   6.500 - 6.749            6.5000    6.6250  410,256   66.98            66.98      708   39.62
   6.750 - 6.999            6.7500    6.9900  299,032   71.54            71.54      715   32.63
   7.000 - 7.249            7.0000    7.0000  267,531   72.11            72.32      673   36.20
   7.250 - 7.499            7.2500    7.3750  228,014   77.25            77.47      673   31.32
   7.500 - 7.749            7.5000    7.6300  230,836   75.04            76.87      700   38.62
   7.750 - 7.999            7.7500    7.9900  188,446   77.80            80.23      658   34.54
   8.000 - 8.249            8.0000    8.1250  155,721   79.08            79.71      671   36.79
   8.250 - 8.499            8.2500    8.3750  107,994   86.09            86.65      647   28.76
   8.500 - 8.749            8.5000    8.6250  103,940   85.41            87.50      662   24.80
   8.750 - 8.999            8.7500    8.8750  141,343   76.95            80.75      652   34.11
   9.000 - 9.249            9.0000    9.1250  127,180   87.01            87.71      661   25.64
   9.250 - 9.499            9.2500    9.3750  107,830   87.42            89.45      631   17.24
   9.500 - 9.749            9.5000    9.6250  110,143   86.63            86.93      633   19.47
   9.750 - 9.999            9.7500    9.9900   86,124   86.40            87.80      600   19.94
   10.000 - 10.249         10.0000   10.1250   87,869   89.74            89.74      647    3.38
   10.250 - 10.499         10.2500   10.3750   56,664   85.81            85.81      630    1.00
   10.500 - 10.749         10.5000   10.6250   68,940   81.05            81.05      571   10.64
   10.750 - 10.999         10.7500   10.8750   94,157   89.32            89.32      576    6.39
   11.000 - 11.249         11.0000   11.1250   91,556   93.84            93.84      570    7.81
   11.250 - 11.499         11.2500   11.2500   58,017   95.00            95.00      760    1.00
   12.250 - 12.499         12.2500   12.2500   69,981   89.99            89.99      705    0.00
   12.500 - 12.749         12.6250   12.6250   55,469   80.00            80.00      691   32.64
-----------------------------------------------------------------------------------------------
TOTAL                       6.3750   12.6250  148,010   79.30            80.80      664   30.04
-----------------------------------------------------------------------------------------------

                      Collateral Grouped by Current Net Coupon
------------------------------------------------------------------------------------
CURRENT NET COUPON      Count    Balance    Percent    GWAC     NWAC    WAM   WA Age
------------------------------------------------------------------------------------
6.000 - 6.249               5   1,886,086      2.29   6.4746   6.1921   259       51
6.250 - 6.499              12   2,839,121      3.44   6.6985   6.3965   260       60
6.500 - 6.749              35   9,201,665     11.16   6.9886   6.6726   292       51
6.750 - 6.999              15   4,228,139      5.13   7.2632   6.9416   280       54
7.000 - 7.249              52   9,521,433     11.55   7.5070   7.1664   294       52

                                   Collateral Grouped by Current Net Coupon
---------------------------------------------------------------------------------------------------------------
CURRENT NET COUPON      Min GWAC  Max GWAC  Avg Bal  Min WAM  Max WAM  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
---------------------------------------------------------------------------------------------------------------
6.000 - 6.249             6.3750    6.5000  377,217       87      320   67.64            72.08      704   40.51
6.250 - 6.499             6.5000    6.8750  236,593       71      320   66.29            66.29      701   28.57
6.500 - 6.749             6.8750    9.8750  262,905       48      321   73.97            74.07      696   35.07
6.750 - 6.999             7.0000    7.8750  281,876      139      320   76.40            77.19      665   32.66
7.000 - 7.249             7.2500    8.6250  183,104       80      321   78.91            79.50      685   35.38

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 3 of 10

                       Collateral Grouped by Current Net Coupon
---------------------------------------------------------------------------------------
CURRENT NET COUPON  Count    Balance   Percent    GWAC     NWAC   WAM  WA Age  Min GWAC
---------------------------------------------------------------------------------------
   7.250 - 7.499       47   8,787,625    10.66   7.7994   7.3988  295      48    7.6250
   7.500 - 7.749       69  11,059,832    13.42   8.0207   7.6331  299      50    7.7500
   7.750 - 7.999       32   4,175,147     5.06   8.3665   7.8953  302      48    8.1250
   8.000 - 8.249       54   5,221,985     6.33   8.5082   8.1687  301      47    8.3750
   8.250 - 8.499       41   4,894,770     5.94   8.7612   8.4145  295      52    8.6250
   8.500 - 8.749       47   6,052,715     7.34   8.9398   8.6344  303      51    8.8250
   8.750 - 8.999       30   3,529,906     4.28   9.2387   8.9034  301      52    9.1250
   9.000 - 9.249       42   4,837,111     5.87   9.5119   9.1672  300      56    9.3750
   9.250 - 9.499       24   2,427,624     2.94   9.7362   9.4326  297      56    9.6250
   9.500 - 9.749       21   1,553,420     1.88   9.9643   9.6512  284      56    9.8750
   9.750 - 9.999        8     611,826     0.74  10.6397   9.8811  291      60   10.1250
   10.000 - 10.249     14     928,012     1.13  10.6106  10.1329  291      57   10.3750
   10.250 - 10.499      5     461,230     0.56  10.7547  10.3854  290      61   10.6250
   10.500 - 10.749      1      41,438     0.05  11.0000  10.7175  316      43   11.0000
   11.000 - 11.249      1      69,981     0.08  12.2500  11.0575  292      60   12.2500
   11.250 - 11.499      1      57,066     0.07  12.2500  11.3575  271      63   12.2500
   12.250 - 12.499      1      55,469     0.07  12.6250  12.3425  282      64   12.6250
---------------------------------------------------------------------------------------
TOTAL                 557  82,441,601   100.00   8.1644   7.8090  294      51    6.3750
---------------------------------------------------------------------------------------

                       Collateral Grouped by Current Net Coupon
-------------------------------------------------------------------------------------------------
CURRENT NET COUPON  Max GWAC  Avg Bal  Min WAM  Max WAM  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
-------------------------------------------------------------------------------------------------
   7.250 - 7.499      8.6250  186,971       39      320   75.21            77.50      684   35.37
   7.500 - 7.749      9.1250  160,287      131      320   80.79            82.36      663   37.32
   7.750 - 7.999      9.2500  130,473      132      320   82.54            83.20      646   36.09
   8.000 - 8.249      9.6250   96,703      118      320   84.36            87.17      648   22.68
   8.250 - 8.499      9.3750  119,385      117      321   76.11            80.55      639   29.85
   8.500 - 8.749      9.5000  128,781       24      320   83.59            84.81      672   25.62
   8.750 - 8.999     10.0000  117,664      218      321   85.62            88.04      667   25.14
   9.000 - 9.249     10.1250  115,169      101      332   86.76            87.79      628   19.85
   9.250 - 9.499     10.2500  101,151      183      320   84.48            86.46      586   14.35
   9.500 - 9.749     10.6250   73,972      148      320   83.45            84.99      622   20.66
   9.750 - 9.999     10.8750   76,478      215      307   89.82            89.82      613    1.00
   10.000 - 10.249   11.1250   66,287      148      316   89.57            89.57      576    7.52
   10.250 - 10.499   11.2500   92,246      273      300   75.63            75.63      606    9.81
   10.500 - 10.749   11.0000   41,438      316      316   89.89            89.89      574   31.09
   11.000 - 11.249   12.2500   69,981      292      292   89.99            89.99      705    0.00
   11.250 - 11.499   12.2500   57,066      271      271   90.00            90.00      540    1.00
   12.250 - 12.499   12.6250   55,469      282      282   80.00            80.00      691   32.64
-------------------------------------------------------------------------------------------------
TOTAL                12.6250  148,010       24      332   79.30            80.80      664   30.04
-------------------------------------------------------------------------------------------------

                      Collateral Grouped by Remaining Term
---------------------------------------------------------------------------------
REMAINING TERM  Count    Balance   Percent   GWAC    NWAC   WAM  WA Age  Min GWAC
---------------------------------------------------------------------------------
   24 - 35          1      15,591     0.02  8.8750  8.5925   24      62    8.8750
   36 - 47          1      97,191     0.12  8.1250  7.3425   39      59    8.1250
   48 - 59          1      85,954     0.10  6.8750  6.5925   48      90    6.8750
   60 - 71          1     126,685     0.15  6.5000  6.2675   71      88    6.5000
   72 - 83          3     224,438     0.27  6.8701  6.6213   76      74    6.6250
   84 - 95          2     265,495     0.32  6.6823  6.3998   88      83    6.5000
   96 - 107         2      90,528     0.11  8.4007  8.1182   99      49    7.5000
   108 - 119        4     354,929     0.43  7.8086  7.4491  117      52    6.7500
   120 - 131        5     387,753     0.47  7.9126  7.5731  129      70    7.5000
   132 - 143       11   1,117,942     1.36  7.3580  7.0755  139      41    6.5000
   144 - 155        5     599,161     0.73  8.4099  8.1274  150      50    7.6250
   168 - 179        2     129,295     0.16  9.2386  8.9561  174      58    8.2500
   180 - 191        4     461,358     0.56  7.5351  7.2589  186      55    6.8750
   192 - 203        2     110,872     0.13  8.9555  8.3222  199      51    7.8750
   204 - 215        5     907,523     1.10  7.4745  7.1972  207      57    6.9900
   216 - 227        7   1,019,695     1.24  7.5619  7.3157  223      84    6.8750
   228 - 239        2     492,687     0.60  7.3985  7.1363  235      62    7.2500
   240 - 251        6     788,858     0.96  7.6798  7.4320  250      79    6.8750
   252 - 263       15   2,313,653     2.81  7.8237  7.4737  256      71    6.8750
   264 - 275       29   4,190,100     5.08  7.6407  7.3275  270      85    6.6250
   276 - 287       21   2,813,104     3.41  8.2823  7.9478  283      56    6.7500
   288 - 299       77   9,129,624    11.07  9.1047  8.6790  295      57    6.6250
   300 - 311      165  24,539,297    29.77  8.5010  8.1386  307      51    6.5000
   312 - 323      185  31,917,659    38.72  7.8348  7.4810  318      42    6.3750

                             Collateral Grouped by Remaining Term
---------------------------------------------------------------------------------------------
REMAINING TERM  Max GWAC  Avg Bal  Min WAM  Max WAM  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
---------------------------------------------------------------------------------------------
   24 - 35        8.8750   15,591       24       24   80.00            80.00      694    1.00
   36 - 47        8.1250   97,191       39       39   69.76            69.76      668    0.00
   48 - 59        6.8750   85,954       48       48   62.26            62.26      670    0.00
   60 - 71        6.5000  126,685       71       71   63.29            63.29      671    0.00
   72 - 83        7.3750   74,813       74       80   77.89            77.89      703   31.58
   84 - 95        7.5000  132,748       87       95   78.42            78.42      648    7.76
   96 - 107       9.5000   45,264       98      101   65.49            65.49      727    5.05
   108 - 119      8.8750   88,732      116      119   62.99            62.99      642   13.56
   120 - 131      9.5000   77,551      124      131   74.47            74.47      646   22.00
   132 - 143      8.6250  101,631      132      142   78.07            81.07      654   33.81
   144 - 155     10.3750  119,832      148      152   79.32            79.32      638    1.00
   168 - 179     10.0000   64,648      170      177   86.30            86.30      742    7.57
   180 - 191      9.7500  115,339      183      189   79.58            79.58      720   24.18
   192 - 203     10.0000   55,436      198      201   71.50            71.50      668    8.50
   204 - 215     10.2500  181,505      204      215   68.74            68.74      718    1.00
   216 - 227      9.1250  145,671      218      226   81.97            81.97      665   27.74
   228 - 239      7.5000  246,343      228      239   75.20            75.20      706    0.00
   240 - 251      9.0000  131,476      248      251   83.62            83.62      713   24.97
   252 - 263      9.8750  154,244      252      261   75.39            76.43      659   27.10
   264 - 275     12.2500  144,486      264      274   75.22            75.22      664   20.18
   276 - 287     12.6250  133,957      276      287   81.12            82.42      687   21.21
   288 - 299     12.2500  118,567      288      299   81.83            82.22      646   11.58
   300 - 311     10.7500  148,723      300      311   79.80            81.51      645   31.60
   312 - 323     11.0000  172,528      312      321   79.39            81.53      680   38.66

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 4 of 10

                           Collateral Grouped by Remaining Term
-----------------------------------------------------------------------------------------
REMAINING TERM   Count     Balance    Percent    GWAC     NWAC    WAM   WA Age   Min GWAC
-----------------------------------------------------------------------------------------
   324 - 335         1      262,210      0.32    9.5000  9.2175   332       18     9.5000
-----------------------------------------------------------------------------------------
TOTAL              557   82,441,601    100.00    8.1644  7.8090   294       51     6.3750
-----------------------------------------------------------------------------------------

                                 Collateral Grouped by Remaining Term
------------------------------------------------------------------------------------------------------
REMAINING TERM   Max GWAC   Avg Bal   Min WAM   Max WAM   WA LTV   WA COMBINED LTV    WA FICO   WA DTI
------------------------------------------------------------------------------------------------------
   324 - 335       9.5000   262,210       332       332    93.49             93.49        626     0.00
------------------------------------------------------------------------------------------------------
TOTAL             12.6250   148,010        24       332    79.30             80.80        664    30.04
------------------------------------------------------------------------------------------------------

                             Collateral Grouped by Loan-to-Value
-------------------------------------------------------------------------------------------
LOAN TO VALUE      Count     Balance    Percent    GWAC     NWAC    WAM   WA Age   Min GWAC
-------------------------------------------------------------------------------------------
   0.00 -  30.00       1       31,926      0.04   8.6250   8.3425   137       43     8.6250
   30.01 - 40.00      13    1,402,305      1.70   7.8357   7.5622   299       58     6.6250
   40.01 - 50.00      10    1,327,887      1.61   8.0227   7.7402   275       48     6.7500
   50.01 - 60.00      17    4,953,265      6.01   7.6867   7.3696   298       47     6.5000
   60.01 - 70.00      51   10,263,532     12.45   7.5675   7.2747   279       52     6.3750
   70.01 - 79.99      89   16,230,511     19.69   7.8226   7.5250   293       50     6.5000
   80.00 - 80.00     117   19,254,701     23.36   8.0133   7.7333   295       55     6.5000
   80.01 - 90.00     126   14,086,261     17.09   8.8287   8.3893   297       53     6.6250
   90.01 - 95.00     111   12,227,519     14.83   8.6552   8.0990   301       48     6.6250
   95.01 - 100.00     22    2,663,694      3.23   9.0013   8.7188   304       49     6.7500
-------------------------------------------------------------------------------------------
TOTAL                557   82,441,601    100.00   8.1644   7.8090   294       51     6.3750
-------------------------------------------------------------------------------------------

                                   Collateral Grouped by Loan-to-Value
--------------------------------------------------------------------------------------------------------
LOAN TO VALUE      Max GWAC   Avg Bal   Min WAM   Max WAM   WA LTV   WA COMBINED LTV    WA FICO   WA DTI
--------------------------------------------------------------------------------------------------------
   0.00 -  30.00     8.6250    31,926       137       137    14.51             14.51        592     0.00
   30.01 - 40.00     9.8750   107,870       132       321    36.15             42.28        684    28.92
   40.01 - 50.00    10.6250   132,789       116       319    44.14             45.27        695    11.99
   50.01 - 60.00    10.0000   291,369       101       320    56.62             60.30        691    38.73
   60.01 - 70.00     9.8750   201,246        39       320    66.69             67.81        678    34.02
   70.01 - 79.99    10.3750   182,365        80       321    76.92             78.35        672    32.02
   80.00 - 80.00    12.6250   164,570        24       321    80.00             83.06        671    29.50
   80.01 - 90.00    12.2500   111,796        74       321    88.72             88.78        636    22.19
   90.01 - 95.00    11.2500   110,158       127       332    94.83             94.83        657    26.75
   95.01 - 100.00    9.9050   121,077       139       319    99.62             99.62        629    42.06
--------------------------------------------------------------------------------------------------------
TOTAL               12.6250   148,010        24       332    79.30             80.80        664    30.04
--------------------------------------------------------------------------------------------------------

                        Collateral Grouped by Combined Loan-to-Value
-------------------------------------------------------------------------------------------
O LTV              Count     Balance    Percent    GWAC     NWAC    WAM   WA Age   Min GWAC
-------------------------------------------------------------------------------------------
   0.00 -  30.00       1       31,926      0.04   8.6250   8.3425   137       43     8.6250
   30.01 - 40.00      11      921,536      1.12   7.9217   7.6529   291       64     6.6250
   40.01 - 50.00       9    1,261,294      1.53   7.9843   7.7018   274       48     6.7500
   50.01 - 60.00      17    4,257,081      5.16   7.5264   7.2036   301       47     6.5000
   60.01 - 70.00      50   10,349,915     12.55   7.6002   7.3074   277       52     6.5000
   70.01 - 79.99      78   15,645,006     18.98   7.8468   7.5487   295       51     6.5000
   80.00 - 80.00      92   15,251,581     18.50   7.9103   7.6309   290       57     6.5000
   80.01 - 90.00     130   16,021,090     19.43   8.6658   8.2453   296       52     6.3750
   90.01 - 95.00     123   13,744,638     16.67   8.6224   8.0964   302       48     6.6250
   95.01 - 100.00     46    4,957,534      6.01   8.8730   8.5905   308       46     6.7500
-------------------------------------------------------------------------------------------
TOTAL                557   82,441,601    100.00   8.1644   7.8090   294       51     6.3750
-------------------------------------------------------------------------------------------

                               Collateral Grouped by Combined Loan-to-Value
--------------------------------------------------------------------------------------------------------
O LTV              Max GWAC   Avg Bal   Min WAM   Max WAM   WA LTV   WA COMBINED LTV    WA FICO   WA DTI
--------------------------------------------------------------------------------------------------------
   0.00 -  30.00     8.6250    31,926       137       137    14.51             14.51        592     0.00
   30.01 - 40.00     9.8750    83,776       132       321    36.37             36.37        679    17.66
   40.01 - 50.00    10.6250   140,144       116       319    44.08             44.08        707     9.87
   50.01 - 60.00    10.0000   250,417       101       320    54.59             56.61        687    40.45
   60.01 - 70.00     9.7500   206,998        39       320    66.06             66.56        677    31.28
   70.01 - 79.99    10.3750   200,577        80       321    75.81             76.74        671    32.49
   80.00 - 80.00    12.6250   165,778        24       321    80.00             80.00        675    27.34
   80.01 - 90.00    12.2500   123,239        74       321    87.35             88.88        645    25.99
   90.01 - 95.00    11.2500   111,745       127       332    93.15             94.78        652    28.33
   95.01 - 100.00    9.9050   107,772       139       321    90.03             99.69        649    39.02
--------------------------------------------------------------------------------------------------------
TOTAL               12.6250   148,010        24       332    79.30             80.80        664    30.04
--------------------------------------------------------------------------------------------------------

                          Collateral Grouped by Documentation Type
-------------------------------------------------------------------------------------------
DOCTYPE
  BACK RATIO       Count     Balance    Percent    GWAC     NWAC    WAM   WA Age   Min GWAC
-------------------------------------------------------------------------------------------
Full/Alternative     135   21,684,320     26.30   7.6432   7.3616   280       58     6.3750
   0.00 - 10.00       29    5,227,757      6.34   7.3342   7.0441   234       82     6.5000
   10.01 - 20.00       6      617,562      0.75   7.5743   7.3084   269       62     6.8750
   20.01 - 25.00       9      948,631      1.15   8.2567   7.9742   299       56     7.3750
   25.01 - 30.00      13    2,261,136      2.74   7.4606   7.1943   272       64     6.7500
   30.01 - 35.00      18    2,769,853      3.36   7.7619   7.4837   292       49     6.8750
   35.01 - 40.00      16    2,953,577      3.58   7.6902   7.4077   307       46     6.8750
   40.01 - 45.00      18    2,107,839      2.56   7.8733   7.5908   310       45     7.0000
   45.01 - 50.00      19    3,213,820      3.90   7.7985   7.5160   285       50     6.5000
   50.01 - 55.00       5    1,390,868      1.69   7.5051   7.2226   319       41     6.3750

                       Collateral Grouped by Documentation Type
------------------------------------------------------------------------------------
DOCTYPE
  BACK RATIO       Max GWAC   Avg Bal    WA LTV   WA COMBINED LTV   WA FICO   WA DTI
------------------------------------------------------------------------------------
Full/Alternative    11.0575   160,625     79.04             81.00       669    37.02
   0.00 - 10.00     11.0575   180,267     76.16             76.16       662     5.95
   10.01 - 20.00     9.4675   102,927     78.93             78.93       725    16.96
   20.01 - 25.00     9.2175   105,403     84.05             86.52       634    22.56
   25.01 - 30.00     9.4675   173,934     77.38             78.29       700    28.08
   30.01 - 35.00     9.5925   153,881     74.40             76.82       678    32.36
   35.01 - 40.00     9.0925   184,599     80.17             83.91       680    37.74
   40.01 - 45.00     9.2175   117,102     85.44             86.82       604    43.11
   45.01 - 50.00     9.2175   169,148     82.49             84.37       658    48.05
   50.01 - 55.00     8.8425   278,174     78.23             86.38       726    52.78

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 5 of 10

                     Collateral Grouped by Documentation Type
----------------------------------------------------------------------------------
DOCTYPE
   BACK RATIO        Count     Balance    Percent    GWAC     NWAC    WAM   WA Age
----------------------------------------------------------------------------------
   55.01 - 60.00         2      193,277      0.23   8.8298   8.5473   314       46
Limited Doc             28    3,831,619      4.65   7.8948   7.5962   284       63
   0.00 - 10.00         19    1,935,562      2.35   7.4708   7.1565   260       74
   10.01 - 20.00         1      120,002      0.15   9.3750   9.0925   308       52
   30.01 - 35.00         3    1,189,735      1.44   8.1352   7.8527   310       50
   35.01 - 40.00         3      424,376      0.51   8.4507   8.1682   308       51
   40.01 - 45.00         1      100,044      0.12   8.5000   8.2175   308       52
   45.01 - 50.00         1       61,899      0.08   8.8750   8.5925   308       52
No Documentation         8    1,004,349      1.22   8.0347   7.6408   303       43
   0.00 - 10.00          7      951,649      1.15   7.9951   7.5950   313       42
   35.01 - 40.00         1       52,701      0.06   8.7500   8.4675   119       61
No Income/No Asset     194   23,716,108     28.77   8.7492   8.2451   300       48
   0.00 - 10.00        190   22,354,152     27.12   8.8173   8.2997   299       49
   30.01 - 35.00         1      386,977      0.47   6.5000   6.2175   301       48
   35.01 - 40.00         1      132,588      0.16   9.5000   9.2175   305       55
   40.01 - 45.00         2      842,392      1.02   7.8564   7.5739   313       46
No Ratio                30    4,595,115      5.57   8.2794   7.9969   308       43
   0.00 - 10.00         29    4,193,588      5.09   8.2822   7.9997   308       42
   40.01 - 45.00         1      401,527      0.49   8.2500   7.9675   314       46
Stated Income          129   23,795,606     28.86   8.0667   7.7587   299       49
   0.00 - 10.00         41    5,015,483      6.08   8.4360   8.0325   275       60
   10.01 - 20.00         6    1,003,389      1.22   7.5693   7.2868   246       49
   20.01 - 25.00         9    2,084,233      2.53   8.3406   8.0581   300       51
   25.01 - 30.00         8    1,532,822      1.86   8.1796   7.8971   296       49
   30.01 - 35.00        21    4,634,319      5.62   7.8157   7.5332   313       45
   35.01 - 40.00        21    4,469,860      5.42   7.8469   7.5644   310       44
   40.01 - 45.00         7      821,470      1.00   8.4305   8.1480   307       48
   45.01 - 50.00        13    3,166,438      3.84   8.0835   7.8010   313       46
   50.01 - 55.00         2      861,049      1.04   7.7600   7.4775   316       44
   55.01 - 60.00         1      206,543      0.25   7.8750   7.5925   320       40
Stated/Stated           33    3,814,484      4.63   8.2681   7.9856   294       48
   0.00 - 10.00         15    2,272,028      2.76   7.9219   7.6394   281       50
   10.01 - 20.00         1      139,733      0.17   7.3750   7.0925   309       51
   20.01 - 25.00         1       60,013      0.07   8.8250   8.5425   313       47
   25.01 - 30.00         2      128,810      0.16   8.5618   8.2793   316       43
   30.01 - 35.00         3      211,536      0.26   8.8349   8.5524   315       40
   35.01 - 40.00         6      617,694      0.75   8.9351   8.6526   313       45
   40.01 - 45.00         2      144,664      0.18   9.0543   8.7718   305       44
   45.01 - 50.00         2      154,244      0.19   9.0519   8.7694   317       43
   50.01 - 55.00         1       85,761      0.10   9.1250   8.8425   315       42
----------------------------------------------------------------------------------
TOTAL                  557   82,441,601    100.00   8.1644   7.8090   294       51
----------------------------------------------------------------------------------

                        Collateral Grouped by Documentation Type
------------------------------------------------------------------------------------------------
DOCTYPE
   BACK RATIO        Min GWAC   Max GWAC   Avg Bal   WA LTV   WA COMBINED LTV   WA FICO   WA DTI
------------------------------------------------------------------------------------------------
   55.01 - 60.00       7.6250     9.5925    96,639    80.00             80.00       694    58.81
Limited Doc            6.6250     9.2175   136,844    74.37             75.77       626    33.02
   0.00 - 10.00        6.6250     7.8425   101,872    69.13             69.13       668     0.00
   10.01 - 20.00       9.3750     9.0925   120,002    80.00             92.90       708    10.85
   30.01 - 35.00       7.8750     9.2175   396,578    80.04             80.88       564    32.44
   35.01 - 40.00       8.2500     8.4675   141,459    77.89             84.51       587    36.53
   40.01 - 45.00       8.5000     8.2175   100,044    80.00             80.00       550    41.63
   45.01 - 50.00       8.8750     8.5925    61,899    85.00             85.00       718    49.14
No Documentation       7.2500    10.0525   125,544    83.41             83.41       656    10.26
   0.00 - 10.00        7.2500    10.0525   135,950    83.64             83.64       660     1.00
   35.01 - 40.00       8.7500     8.4675    52,701    79.17             79.17       571    35.15
No Income/No Asset     6.5000    10.4675   122,248    83.58             84.10       651     9.20
   0.00 - 10.00        7.2500    10.4675   117,653    83.73             84.28       646     1.00
   30.01 - 35.00       6.5000     6.2175   386,977    79.95             79.95       748    33.17
   35.01 - 40.00       9.5000     9.2175   132,588    90.00             90.00       551    35.20
   40.01 - 45.00       7.5000    10.4675   421,196    80.24             80.24       761    41.26
No Ratio               7.0000     9.9675   153,171    79.62             82.82       677    41.14
   0.00 - 10.00        7.0000     9.9675   144,606    79.59             83.09       685     0.00
   40.01 - 45.00       8.2500     7.9675   401,527    80.00             80.00       596    41.14
Stated Income          6.5000    12.3425   184,462    75.92             77.72       676    31.03
   0.00 - 10.00        6.7500    11.3575   122,329    75.33             75.80       664     2.20
   10.01 - 20.00       6.5000     8.0925   167,231    75.09             75.09       686    16.53
   20.01 - 25.00       7.5000     9.2175   231,581    73.36             77.12       681    23.08
   25.01 - 30.00       7.3750     9.0925   191,603    72.33             72.33       703    27.78
   30.01 - 35.00       6.6250    12.3425   220,682    78.98             80.63       683    32.99
   35.01 - 40.00       6.8750     9.7175   212,850    79.24             79.24       671    37.44
   40.01 - 45.00       7.6250     9.7075   117,353    81.95             81.95       677    42.33
   45.01 - 50.00       7.0000    10.2175   243,572    73.62             81.54       677    46.77
   50.01 - 55.00       7.6250     9.5925   430,525    61.20             61.20       678    53.54
   55.01 - 60.00       7.8750     7.5925   206,543    79.00             79.00       564    55.46
Stated/Stated          6.9900    10.7175   115,590    78.83             80.25       676    23.15
   0.00 - 10.00        6.9900     9.2175   151,469    75.05             75.05       696     3.57
   10.01 - 20.00       7.3750     7.0925   139,733    80.00             80.00       717    10.59
   20.01 - 25.00       8.8250     8.5425    60,013    80.00             80.00       703    24.30
   25.01 - 30.00       8.1250     9.2175    64,405    83.14             96.76       624    25.42
   30.01 - 35.00       8.2500    10.7175    70,512    81.94             87.48       677    32.72
   35.01 - 40.00       7.6250     9.7175   102,949    83.34             87.41       640    37.71
   40.01 - 45.00       8.0000    10.2175    72,332    95.00             95.00       687    41.75
   45.01 - 50.00       8.8750     9.2175    77,122    82.83             82.83       630    46.83
   50.01 - 55.00       9.1250     8.8425    85,761    94.95             94.95       478    50.23
------------------------------------------------------------------------------------------------
TOTAL                  6.3750    12.3425   148,010    79.30             80.80       664    30.04
------------------------------------------------------------------------------------------------

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                           PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.                                            Page 6 of 10
mcohn

                       Collateral Grouped by Loan Purpose
---------------------------------------------------------------------------------
LOAN PURP               Count     Balance    Percent   GWAC   NWAC   WAM   WA Age
---------------------------------------------------------------------------------
Cash Out Refinance        146   21,955,111     26.63      8      8   297       49
Purchase                  343   47,601,179     57.74      8      8   294       53
Rate/Term Refinance        68   12,885,310     15.63      8      8   290       50
---------------------------------------------------------------------------------
TOTAL                     557   82,441,601    100.00      8      8   294       51
---------------------------------------------------------------------------------

                            Collateral Grouped by Loan Purpose
------------------------------------------------------------------------------------------
LOAN PURP            Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
------------------------------------------------------------------------------------------
Cash Out Refinance          7        11  150,377      75               76      659   35.03
Purchase                    6        13  138,779      83               85      666   26.87
Rate/Term Refinance         7        11  189,490      72               73      668   31.45
------------------------------------------------------------------------------------------
TOTAL                       6        13  148,010      79               81      664   30.04
------------------------------------------------------------------------------------------

                       Collateral Grouped by Property Type
----------------------------------------------------------------------------------
PROPTYPE             Count     Balance    Percent    GWAC     NWAC    WAM   WA Age
----------------------------------------------------------------------------------
2-4 Family              49    7,107,863      8.62   8.3266   7.9946   304       49
Condominium             35    3,025,251      3.67   8.2983   7.9026   288       52
Manufactured Home       13      930,004      1.13   8.3309   7.8664   291       54
PUD                     46    9,133,414     11.08   7.8466   7.5057   289       54
Single Family          414   62,245,069     75.50   8.1836   7.8269   294       51
----------------------------------------------------------------------------------
TOTAL                  557   82,441,601    100.00   8.1644   7.8090   294       51
----------------------------------------------------------------------------------

                           Collateral Grouped by Property Type
----------------------------------------------------------------------------------------
PROPTYPE           Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
----------------------------------------------------------------------------------------
2-4 Family           6.6250   12.2500  145,058   76.85            80.51      683   32.80
Condominium          6.8750   10.7500   86,436   79.46            79.95      690   20.37
Manufactured Home    7.2500    9.5000   71,539   81.84            84.64      643   30.69
PUD                  6.6250   10.7500  198,552   80.83            81.43      675   31.47
Single Family        6.3750   12.6250  150,350   79.32            80.72      660   29.94
----------------------------------------------------------------------------------------
TOTAL                6.3750   12.6250  148,010   79.30            80.80      664   30.04
----------------------------------------------------------------------------------------

                       Collateral Grouped by Occupancy Type
---------------------------------------------------------------------------------
OCCTYPE             Count     Balance    Percent    GWAC     NWAC    WAM   WA Age
---------------------------------------------------------------------------------
Investor              127   12,038,935     14.60   8.4055   8.1177   299       47
Owner Occupied        414   67,862,994     82.32   8.1451   7.7748   293       52
Second Home            16    2,539,672      3.08   7.5398   7.2573   304       48
---------------------------------------------------------------------------------
TOTAL                 557   82,441,601    100.00   8.1644   7.8090   294       51
---------------------------------------------------------------------------------

                         Collateral Grouped by Occupancy Type
-------------------------------------------------------------------------------------
OCCTYPE         Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
-------------------------------------------------------------------------------------
Investor          6.5000   12.2500   94,795   77.16            79.60      695   30.79
Owner Occupied    6.3750   12.6250  163,920   79.96            81.34      659   29.99
Second Home       6.7500    9.7500  158,729   72.05            72.05      652   24.54
-------------------------------------------------------------------------------------
TOTAL             6.3750   12.6250  148,010   79.30            80.80      664   30.04
-------------------------------------------------------------------------------------

                    Collateral Grouped by Mortgage Ins. Company
----------------------------------------------------------------------------------
MI                   Count     Balance    Percent    GWAC     NWAC    WAM   WA Age
----------------------------------------------------------------------------------
GE Capital MI            4      564,972      0.69   8.8884   8.6059   294       48
Mortgage Guaranty
In                      32    4,226,570      5.13   7.8391   7.4806   314       41
No MI                  335   56,957,268     69.09   7.9420   7.6523   292       52
PMI                     43    4,821,363      5.85   8.4791   7.5269   311       45
Radian Guaranty        117   13,014,753     15.79   9.1318   8.6872   294       53
Republic MIC            15    1,309,179      1.59   8.5270   8.2445   305       43
Triad Guaranty           3      182,251      0.22   9.0985   8.8160   314       42
United Guaranty          8    1,365,246      1.66   7.3466   7.1045   243       83
----------------------------------------------------------------------------------
TOTAL                  557   82,441,601    100.00   8.1644   7.8090   294       51
----------------------------------------------------------------------------------

                        Collateral Grouped by Mortgage Ins. Company
------------------------------------------------------------------------------------------
MI                   Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
------------------------------------------------------------------------------------------
GE Capital MI          8.7500    9.0000  141,243   90.96            90.96      742   39.74
Mortgage Guaranty
In                     6.6250    9.5000  132,080   88.62            88.62      636   39.14
No MI                  6.3750   12.6250  170,022   73.98            76.14      672   32.23
PMI                    7.2500    9.8750  112,125   92.44            92.44      673   25.53
Radian Guaranty        7.3750   12.2500  111,237   91.32            91.32      633   14.83
Republic MIC           7.6250   10.5000   87,279   92.33            92.33      684   36.50
Triad Guaranty         8.3750    9.3750   60,750   94.18            94.18      500   28.38
United Guaranty        6.6250    7.7500  170,656   92.50            92.50      691   25.75
------------------------------------------------------------------------------------------
TOTAL                  6.3750   12.6250  148,010   79.30            80.80      664   30.04
------------------------------------------------------------------------------------------

                                                    Collateral Grouped by State
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          WA
STATE  Count    Balance   Percent   GWAC    NWAC   WAM  WA Age  Min GWAC  Max GWAC  Avg Bal  WA LTV  COMBINED LTV  WA FICO  WA DTI
----------------------------------------------------------------------------------------------------------------------------------
AK         1      69,581     0.08  8.2500  7.9675  309      40    8.2500    8.2500   69,581   80.00         80.00      540    0.00
AR         6     808,536     0.98  7.5292  7.2467  306      45    6.8750   10.3750  134,756   83.92         83.92      668   33.01
AZ        33   4,417,535     5.36  8.5536  8.1553  300      48    7.6250   10.7500  133,865   83.82         87.47      641   35.47
CA        45  12,570,306    15.25  7.5281  7.1970  300      53    6.5000    9.7500  279,340   73.93         74.65      684   32.65
CO         3     451,113     0.55  8.6494  8.2602  304      54    7.2500    9.3750  150,371   85.61         85.61      657    1.00
CT         8   1,418,347     1.72  8.1342  7.7313  310      47    7.5000    9.5000  177,293   85.22         85.93      719   37.84
DC         1     170,058     0.21  9.3750  9.0925  306      54    9.3750    9.3750  170,058   80.00         94.09      638    5.54
DE         1      54,495     0.07  7.8750  7.5925  201      39    7.8750    7.8750   54,495   47.20         47.20      604   16.25
FL        55   5,747,682     6.97  8.3966  7.9975  290      52    7.0000   10.8750  104,503   82.01         83.30      655   19.85

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 7 of 10

                          Collateral Grouped by State
-------------------------------------------------------------------------------------
STATE     Count       Balance      Percent       GWAC        NWAC      WAM     WA Age
-------------------------------------------------------------------------------------
GA           29      4,226,349        5.13      8.6046      8.2662     293         55
HI            3      1,368,565        1.66      8.4913      8.1135     258         54
ID            1         28,738        0.03      8.2500      7.9675     306         54
IL           20      2,509,651        3.04      8.5977      8.2161     305         50
IN           14      1,271,090        1.54      8.0989      7.5929     310         47
KS            3        258,000        0.31      7.6581      7.3756     319         40
KY            3        733,776        0.89      7.3440      7.0615     264         57
MA            5        848,116        1.03      8.1746      7.7021     296         64
MD           22      3,075,689        3.73      8.3122      7.8425     260         50
ME            1         64,519        0.08      8.7500      8.4675     308         51
MI           19      1,942,679        2.36      8.6558      8.2958     306         47
MN            5        895,194        1.09      8.2889      8.0064     319         41
MO            6        705,451        0.86      7.9058      7.5740     300         45
MS            3        123,802        0.15      8.3640      8.0815     247         50
MT            2        356,144        0.43      7.7474      7.3548     312         48
NC           10      1,037,338        1.26      7.7274      7.3867     282         57
NH            3        463,657        0.56      8.5167      8.1645     308         49
NJ           33      5,341,415        6.48      7.7852      7.4963     269         57
NM           12      1,123,606        1.36      9.0995      8.6960     298         55
NV            8      1,595,336        1.94      8.4533      8.1275     301         50
NY           25      5,382,899        6.53      7.9115      7.6290     298         50
OH           18      2,058,101        2.50      8.0160      7.6962     300         49
OK            4        213,818        0.26      8.9209      8.6384     267         45
OR            8      1,200,996        1.46      8.6357      7.9655     309         46
PA           33      3,394,836        4.12      8.5548      8.1094     290         54
SC            3        236,557        0.29      9.3886      9.1061     264         54
TN            5        744,912        0.90      8.9556      8.5785     311         48
TX           63      7,995,117        9.70      8.4860      8.1658     295         52
UT            3        908,997        1.10      7.6875      7.4050     310         44
VA           23      3,692,309        4.48      8.0406      7.7002     288         53
WA           13      2,661,790        3.23      7.7113      7.4083     303         47
WI            3        246,920        0.30      9.1800      8.5861     316         44
WV            1         27,583        0.03     10.3750     10.0925     286         62
-------------------------------------------------------------------------------------
TOTAL       557     82,441,601      100.00      8.1644      7.8090     294         51
-------------------------------------------------------------------------------------

                                    Collateral Grouped by State
---------------------------------------------------------------------------------------------------
STATE     Min GWAC     Max GWAC      Avg Bal      WA LTV     WA COMBINED LTV     WA FICO     WA DTI
---------------------------------------------------------------------------------------------------
GA          6.8750      12.2500       145,736      80.01               81.50         644      26.50
HI          6.9900      10.1250       456,188      76.91               76.91         702      19.12
ID          8.2500       8.2500        28,738      39.47               39.47         661      38.45
IL          7.0000      10.3750       125,483      84.39               88.91         639      28.51
IN          6.7500      11.2500        90,792      82.95               82.95         702      25.45
KS          7.5000       8.5000        86,000      91.03               91.03         685      40.33
KY          7.2500       8.3750       244,592      68.43               68.43         697      25.64
MA          7.3750       9.7500       169,623      81.17               81.17         711      23.67
MD          6.5000      10.6250       139,804      80.56               82.84         653      33.41
ME          8.7500       8.7500        64,519      84.81               84.81         679      39.74
MI          7.2500      10.2500       102,246      92.14               93.63         659      36.09
MN          7.2500       9.0000       179,039      80.66               83.44         739      29.99
MO          7.0000      12.2500       117,575      80.96               80.96         608      37.69
MS          7.9900       9.0000        41,267      70.62               85.74         695      35.39
MT          7.6250       8.5000       178,072      82.10               82.10         754      41.57
NC          6.7500       8.5000       103,734      78.91               80.79         680      32.65
NH          7.6250       9.7500       154,552      89.24               89.24         729      49.76
NJ          6.7500      10.7500       161,861      72.20               72.48         657      28.88
NM          7.6250       9.8750        93,634      76.13               78.26         631      14.77
NV          6.8750      10.7500       199,417      78.28               78.28         686      26.08
NY          6.3750       9.7500       215,316      73.17               75.80         688      37.83
OH          6.6250       9.6250       114,339      83.52               83.52         659      31.73
OK          7.7500       9.5000        53,455      86.85               91.04         682      38.62
OR          7.5000      10.8750       150,124      79.80               80.69         606      34.63
PA          6.6250      11.1250       102,874      86.70               86.70         608      33.27
SC          8.0000      10.6250        78,852      91.77               91.77         626      15.32
TN          7.5000      12.6250       148,982      89.89               95.48         617      28.99
TX          6.8750      10.0000       126,907      80.01               81.75         638      16.95
UT          7.6250       8.3750       302,999      62.48               62.48         680      53.70
VA          6.5000      10.5000       160,535      83.21               83.21         684      35.12
WA          6.5000       9.3750       204,753      76.54               81.37         708      34.51
WI          8.5000       9.9050        82,307      89.40               98.66         677      31.38
WV         10.3750      10.3750        27,583      80.00               80.00         697       1.00
---------------------------------------------------------------------------------------------------
TOTAL       6.3750      12.6250       148,010      79.30               80.80         664      30.04
---------------------------------------------------------------------------------------------------

                            Collateral Grouped by FICO Score
----------------------------------------------------------------------------------------
FICO SCORE     Count       Balance      Percent      GWAC       NWAC      WAM     WA Age
----------------------------------------------------------------------------------------
0 -0              12      1,406,899        1.71     7.9257     7.6174     299         55
1 -499            16      1,375,358        1.67     9.1612     8.8590     297         48
500 -549          47      6,007,685        7.29     8.8414     8.4340     306         51
550 -599          58      8,250,682       10.01     8.6344     8.2494     299         52
600 -624          50      5,652,779        6.86     8.3621     8.0407     286         53
625 -649          56      7,651,518        9.28     8.1591     7.7304     287         57
650 -674          73     11,578,552       14.04     8.3994     8.0396     284         53
675 -699          85     14,458,342       17.54     7.8295     7.4945     295         52

                                   Collateral Grouped by FICO Score
------------------------------------------------------------------------------------------------------
FICO SCORE     Min GWAC     Max GWAC     Avg Bal     WA LTV     WA COMBINED LTV     WA FICO     WA DTI
------------------------------------------------------------------------------------------------------
0 -0             7.0000       9.7500     117,242      80.51               80.51           0      24.82
1 -499           7.7500      10.7500      85,960      90.12               91.94         477      20.33
500 -549         7.0000      12.2500     127,823      84.68               86.54         529      24.28
550 -599         7.0000      11.1250     142,253      81.07               81.59         575      28.78
600 -624         6.8750      10.7500     113,056      81.12               83.54         613      32.62
625 -649         6.5000      10.5000     136,634      81.57               82.20         635      32.45
650 -674         6.5000      10.6250     158,610      80.14               81.49         662      31.62
675 -699         6.5000      12.6250     170,098      77.05               78.86         686      33.76

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 8 of 10

                           Collateral Grouped by FICO Score
--------------------------------------------------------------------------------------
FICO SCORE               Count     Balance    Percent     GWAC     NWAC   WAM   WA Age
--------------------------------------------------------------------------------------
  700 - 724                 54    7,534,941      9.14   8.0117   7.6614   297       50
  725 - 749                 40    7,181,853      8.71   7.7201   7.4218   294       46
  750 - 774                 43    8,006,171      9.71   7.7416   7.4001   296       49
  775 - 799                 22    3,238,426      3.93   8.0761   7.7098   309       45
  800 +                      1       98,393      0.12   9.0000   8.7175   248       54
--------------------------------------------------------------------------------------
TOTAL                      557   82,441,601    100.00   8.1644   7.8090   294       51
--------------------------------------------------------------------------------------

                            Collateral Grouped by FICO Score
----------------------------------------------------------------------------------------
FICO SCORE   Min GWAC   Max GWAC   Avg Bal   WA LTV   WA COMBINED LTV   WA FICO   WA DTI
----------------------------------------------------------------------------------------
  700 - 724    6.5000    12.2500   139,536    77.57             78.22       711    23.20
  725 - 749    6.3750    10.3750   179,546    71.44             74.93       736    30.08
  750 - 774    6.6250    11.2500   186,190    78.96             80.45       761    33.51
  775 - 799    7.0000    10.2500   147,201    80.90             81.86       783    33.36
  800 +        9.0000     9.0000    98,393    68.53             68.53       809     0.00
----------------------------------------------------------------------------------------
TOTAL          6.3750    12.6250   148,010    79.30             80.80       664    30.04
----------------------------------------------------------------------------------------

                        Collateral Grouped by Prepayment Penalty
---------------------------------------------------------------------------------------
PREPAY
  PP DESC                 Count     Balance    Percent     GWAC     NWAC   WAM   WA Age
---------------------------------------------------------------------------------------
No                          515   74,129,605     89.92   8.2001   7.8386   293       52
  NO PP                     515   74,129,605     89.92   8.2001   7.8386   293       52
Yes                          42    8,311,996     10.08   7.8467   7.5449   299       43
  5Y PP                      42    8,311,996     10.08   7.8467   7.5449   299       43
---------------------------------------------------------------------------------------
TOTAL                       557   82,441,601    100.00   8.1644   7.8090   294       51
---------------------------------------------------------------------------------------

                        Collateral Grouped by Prepayment Penalty
--------------------------------------------------------------------------------------
PREPAY
  PP DESC  Min GWAC   Max GWAC   Avg Bal   WA LTV   WA COMBINED LTV   WA FICO   WA DTI
--------------------------------------------------------------------------------------
No           6.3750    12.6250   143,941    79.32             80.83       662    29.88
  NO PP      6.3750    12.6250   143,941    79.32             80.83       662    29.88
Yes          6.6250    12.2500   197,905    79.20             80.47       687    31.37
  5Y PP      6.6250    12.2500   197,905    79.20             80.47       687    31.37
--------------------------------------------------------------------------------------
TOTAL        6.3750    12.6250   148,010    79.30             80.80       664    30.04
--------------------------------------------------------------------------------------

                            Collateral Grouped by Lien Status
----------------------------------------------------------------------------------------
LIEN                       Count     Balance    Percent     GWAC     NWAC   WAM   WA Age
----------------------------------------------------------------------------------------
First Lien                   557   82,441,601    100.00   8.1644   7.8090   294       51
----------------------------------------------------------------------------------------
TOTAL                        557   82,441,601    100.00   8.1644   7.8090   294       51
----------------------------------------------------------------------------------------

                            Collateral Grouped by Lien Status
----------------------------------------------------------------------------------------
LIEN         Min GWAC   Max GWAC   Avg Bal   WA LTV   WA COMBINED LTV   WA FICO   WA DTI
----------------------------------------------------------------------------------------
First Lien     6.3750    12.6250   148,010    79.30             80.80       664    30.04
----------------------------------------------------------------------------------------
TOTAL          6.3750    12.6250   148,010    79.30             80.80       664    30.04
----------------------------------------------------------------------------------------

                       Collateral Grouped by Loan-to-Value & Mtg Ins.
------------------------------------------------------------------------------------------
TYPE                         Count     Balance    Percent     GWAC     NWAC   WAM   WA Age
------------------------------------------------------------------------------------------
LTV GT 80 w MI                 220   24,970,143     30.29   8.6887   8.1837   298       51
LTV GT 80 w/out MI              39    4,007,331      4.86   9.2861   9.0036   308       49
LTV LE 80                      298   53,464,127     64.85   7.8355   7.5444   291       52
------------------------------------------------------------------------------------------
TOTAL                          557   82,441,601    100.00   8.1644   7.8090   294       51
------------------------------------------------------------------------------------------

                               Collateral Grouped by Loan-to-Value & Mtg Ins.
----------------------------------------------------------------------------------------------------------
TYPE                 Min GWAC   Max GWAC   Avg Bal   WA LTV   WA COMBINED LTV   MAX LTV   WA FICO   WA DTI
----------------------------------------------------------------------------------------------------------
LTV GT 80 w MI         6.6250    12.2500   113,501    91.62             91.62    100.00       646    23.12
LTV GT 80 w/out MI     7.3750    11.0000   102,752    96.49             96.71    100.00       635    41.08
LTV LE 80              6.3750    12.6250   179,410    72.26             74.55     80.00       675    31.58
----------------------------------------------------------------------------------------------------------
TOTAL                  6.3750    12.6250   148,010    79.30             80.80    100.00       664    30.04
----------------------------------------------------------------------------------------------------------

                          Collateral Grouped by Balloon Flag
-------------------------------------------------------------------------------------
BALLOON                 Count    Balance     Percent     GWAC     NWAC   WAM   WA Age
-------------------------------------------------------------------------------------
No                        537   80,025,717     97.07   8.1376   7.7803   294       52
Yes                        20    2,415,884      2.93   9.0538   8.7569   311       47
-------------------------------------------------------------------------------------
TOTAL                     557   82,441,601    100.00   8.1644   7.8090   294       51
-------------------------------------------------------------------------------------

                          Collateral Grouped by Balloon Flag
-------------------------------------------------------------------------------------
BALLOON   Min GWAC   Max GWAC   Avg Bal   WA LTV   WA COMBINED LTV   WA FICO   WA DTI
-------------------------------------------------------------------------------------
No          6.3750    12.6250   149,024    79.26             80.66       665    29.96
Yes         8.0000    12.2500   120,794    80.64             85.33       650    33.95
-------------------------------------------------------------------------------------
TOTAL       6.3750    12.6250   148,010    79.30             80.80       664    30.04
-------------------------------------------------------------------------------------

                                         Collateral Grouped by IO
---------------------------------------------------------------------------------------------------------
                                     Pct of   Wtd Avg             Wtd Avg   Wtd Avg
                        Total       overall   CURRENT   Wtd Avg   CURRENT    STATED    Wtd Avg
                       CURRENT      CURRENT    GROSS     TOTAL      NET       REM     REMAINING   Wtd Avg
IO PERIOD   Count      BALANCE      BALANCE    COUPON    STRIP     COUPON     TERM       TERM       AGE
---------------------------------------------------------------------------------------------------------
0.00          557   82,441,600.62    100.00    8.1644    0.3555    7.8090       297         294        51
---------------------------------------------------------------------------------------------------------
TOTAL         557   82,441,600.62    100.00    8.1644    0.3555    7.8090       297         294        51
---------------------------------------------------------------------------------------------------------

                              Collateral Grouped by IO
-----------------------------------------------------------------------------------
                  Min       Max               Wtd Avg
                CURRENT   CURRENT     Avg       LOAN    Wtd Avg   Wtd Avg   Wtd Avg
                 GROSS     GROSS    CURRENT      TO        O        FICO     BACK
IO PERIOD        COUPON    COUPON   BALANCE    VALUE      LTV      SCORE     RATIO
-----------------------------------------------------------------------------------
0.00             6.3750   12.6250   148,010     79.30     80.80       664     30.04
-----------------------------------------------------------------------------------
TOTAL            6.3750   12.6250   148,010     79.30     80.80       664     30.04
-----------------------------------------------------------------------------------

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                           PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                               Page 9 of 10

                                      Collateral Grouped by Servicer
----------------------------------------------------------------------------------------------------------
SERVICER NAME   Count     Balance      Percent    GWAC     WA Strip    NWAC   Stated WAM  Calc WAM  WA Age
----------------------------------------------------------------------------------------------------------
BANK ONE            1      388,120.39     0.47    6.8750     0.2825   6.5925         313       313      47
CENDANT            22    4,238,505.34     5.14    7.1779     0.2332   6.9447         258       240      90
CITI MORTGAGE      61    8,870,770.32    10.76    8.5412     0.3007   8.2406         299       296      54
EMC MORTGAGE       14    4,377,786.67     5.31    8.1422     0.4095   7.7327         310       308      50
FIFTH THIRD         5    1,398,484.80     1.70    7.4092     0.6112   6.7980         314       281      46
GMAC              108   10,138,832.96    12.30    9.6052     0.4282   9.1770         292       283      63
GREENPOINT          4    1,257,216.30     1.52    7.0619     0.2825   6.7794         283       272      51
NATIONAL CITY      90    9,868,218.80    11.97    8.3026     0.6374   7.6652         305       294      49
NAVY FEDERAL        2      600,243.64     0.73    6.7500     0.2825   6.4675         280       276      80
SUNTRUST            1       75,953.58     0.09    6.7500     0.2825   6.4675         312       311      48
WAMU               16    2,040,180.44     2.47    7.5623     0.2825   7.2798         267       256      89
WELLS FARGO       233   39,187,287.38    47.53    7.9117     0.2843   7.6274         301       304      43
----------------------------------------------------------------------------------------------------------
TOTAL             557   82,441,600.62   100.00    8.1644     0.3555   7.8090         297       294      51
----------------------------------------------------------------------------------------------------------

                               Collateral Grouped by Servicer
-------------------------------------------------------------------------------------------
SERVICER NAME    Min GWAC     Max GWAC    Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
-------------------------------------------------------------------------------------------
BANK ONE           6.8750       6.8750    388,120   76.12            76.12      765   35.73
CENDANT            6.5000       8.8750    192,659   78.88            78.88      673   27.05
CITI MORTGAGE      6.8750       9.8750    145,422   77.58            81.05      657   32.88
EMC MORTGAGE       6.7500       9.7500    312,699   76.44            77.46      609   35.48
FIFTH THIRD        6.6250       8.1250    279,697   68.75            68.75      669    0.00
GMAC               7.3750      12.6250     93,878   82.68            82.96      629    6.71
GREENPOINT         6.8750       7.5000    314,304   73.52            73.52      659   40.68
NATIONAL CITY      6.5000       9.8750    109,647   83.76            83.76      673   24.75
NAVY FEDERAL       6.7500       6.7500    300,122   70.88            70.88      731    0.00
SUNTRUST           6.7500       6.7500     75,954  100.00           100.00      629   29.71
WAMU               7.2500       8.1250    127,511   71.87            71.87      650    0.00
WELLS FARGO        6.3750      11.0000    168,186   79.14            81.30      677   37.80
-------------------------------------------------------------------------------------------
TOTAL              6.3750      12.6250    148,010   79.30            80.80      664   30.04
-------------------------------------------------------------------------------------------

                              Collateral Grouped by Seller
----------------------------------------------------------------------------------------
SOURCE                    Count    Balance    Percent     GWAC      NWAC    WAM   WA Age
----------------------------------------------------------------------------------------
ALLIANCE BANCORP              3    1,365,565     1.66    7.4636   7.1811    267       46
ALLIANCE MORTGAGE             1       40,582     0.05    7.6250   7.3425    320       40
ALTERNA MORTGAGE              2      460,248     0.56    7.4886   7.2061    320       40
BANKONE                       1      388,120     0.47    6.8750   6.5925    313       47
CENDANT                      22    4,238,505     5.14    7.1779   6.9447    240       90
CITIMORTGAGE                  1      230,241     0.28    7.2500   6.7175    257       94
COMMUNITY BANK                8      686,354     0.83    9.3894   9.1069    310       49
COMMUNITY HOME                1      124,996     0.15    9.0000   8.7175    320       40
ENTRUST MORTGAGE              1       57,017     0.07    7.3750   7.0925    313       41
FIFTH THIRD                   5    1,398,485     1.70    7.4092   6.7980    281       46
FIRST AMERICAN MORT           1       64,685     0.08    7.5000   7.2175    320       41
FIRST GUARANTY               36    3,629,346     4.40    8.9350   8.6525    306       45
FIRST HORIZON                 3      629,566     0.76    7.4039   7.1214    222       41
FIRST NEVADA                 69    9,803,771    11.89    8.4979   8.2154    303       46
GMAC                          4      432,393     0.52    8.4319   8.0358    289       71
GREENPOINT                   70   19,567,309    23.73    7.7846   7.4648    305       46
IMPAC                       104    9,706,440    11.77    9.6575   9.2279    282       62
IRWIN HOME EQUITY            15    1,980,615     2.40    9.0986   8.8161    305       51
IVY MORTGAGE                 20    1,760,368     2.14    8.9292   8.6467    285       47
MARKET STREET                 2      256,063     0.31    7.5602   7.2777    317       42
MONUMENT MORTGAGE             1      196,827     0.24    7.8750   7.5925    320       40
NATIONAL CITY                90    9,868,219    11.97    8.3026   7.6652    294       49
NAVYFED                       2      600,244     0.73    6.7500   6.4675    276       80
PMCC MORTGAGE                 3      714,934     0.87    7.9533   7.6708    251       49
SIERRA PACIFIC MORTGAGE       5      899,473     1.09    7.3547   7.0722    318       40
STERLING CAPITAL             13    1,069,206     1.30    8.3212   8.0387    318       41
SUNTRUST MORTGAGE             3      608,696     0.74    7.0411   6.7586    317       41
TRUST CO BANK OF NJ           4    1,257,216     1.52    7.0619   6.7794    272       51
US MORTGAGE                   3      757,233     0.92    8.3439   8.0614    319       41

                                     Collateral Grouped by Seller
-----------------------------------------------------------------------------------------------------
SOURCE                    Min GWAC   Max GWAC    Avg Bal    WA LTV  WA COMBINED LTV  WA FICO   WA DTI
-----------------------------------------------------------------------------------------------------
ALLIANCE BANCORP            6.9900     8.8750    455,188     71.72            71.72      721    38.40
ALLIANCE MORTGAGE           7.6250     7.6250     40,582     80.00            95.00      781    47.00
ALTERNA MORTGAGE            7.3750     8.0000    230,124     72.77            72.77      724    39.54
BANKONE                     6.8750     6.8750    388,120     76.12            76.12      765    35.73
CENDANT                     6.5000     8.8750    192,659     78.88            78.88      673    27.05
CITIMORTGAGE                7.2500     7.2500    230,241     79.51            79.51      559     0.00
COMMUNITY BANK              8.5000    10.0000     85,794     75.51            75.51      662    39.93
COMMUNITY HOME              9.0000     9.0000    124,996     95.00            95.00      758     0.00
ENTRUST MORTGAGE            7.3750     7.3750     57,017     74.84           100.00      631    32.00
FIFTH THIRD                 6.6250     8.1250    279,697     68.75            68.75      669     0.00
FIRST AMERICAN MORT         7.5000     7.5000     64,685     39.90            39.90      770     0.00
FIRST GUARANTY              6.7500    10.7500    100,815     83.08            90.01      667    38.03
FIRST HORIZON               7.2500     7.6250    209,855     83.51            88.83      673    42.90
FIRST NEVADA                6.8750     9.7500    142,084     84.29            86.20      647    33.76
GMAC                        7.3750     9.7500    108,098     84.55            84.55      635     0.00
GREENPOINT                  6.5000     9.5000    279,533     74.31            76.54      680    34.88
IMPAC                       8.3750    12.6250     93,331     82.60            82.89      629     6.71
IRWIN HOME EQUITY           8.6250     9.5000    132,041    100.00           100.00      634    43.50
IVY MORTGAGE                7.2500    11.0000     88,018     78.89            78.89      626    34.17
MARKET STREET               7.5000     7.6250    128,032     77.59            77.59        0    28.81
MONUMENT MORTGAGE           7.8750     7.8750    196,827     80.00            95.00      655    52.60
NATIONAL CITY               6.5000     9.8750    109,647     83.76            83.76      673    24.75
NAVYFED                     6.7500     6.7500    300,122     70.88            70.88      731     0.00
PMCC MORTGAGE               7.6250     8.8750    238,311     76.86            76.86      690    47.16
SIERRA PACIFIC MORTGAGE     7.0000     7.8750    179,895     77.77            77.77      669    45.90
STERLING CAPITAL            7.6250     8.8750     82,247     80.06            95.13      650    34.39
SUNTRUST MORTGAGE           6.7500     7.6250    202,899     74.11            74.11      739    29.71
TRUST CO BANK OF NJ         6.8750     7.5000    314,304     73.52            73.52      659    40.68
US MORTGAGE                 7.3750     9.1250    252,411     72.66            72.66      710     0.00

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.

                            PRIME 2005-5 CALLED GROUP

Bear, Stearns & Co. Inc.
mcohn                                                              Page 10 of 10

                       Collateral Grouped by Seller
---------------------------------------------------------------------------------
SOURCE        Count      Balance     Percent     GWAC      NWAC     WAM    WA Age
---------------------------------------------------------------------------------
WAMU             16     2,040,180       2.47    7.5623    7.2798    256        89
WATERFIELD       48     7,608,703       9.23    7.3753    7.0928    309        40
---------------------------------------------------------------------------------
TOTAL           557    82,441,601     100.00    8.1644    7.8090    294        51
---------------------------------------------------------------------------------

                       Collateral Grouped by Seller
---------------------------------------------------------------------------------
SOURCE      Min GWAC  Max GWAC  Avg Bal  WA LTV  WA COMBINED LTV  WA FICO  WA DTI
---------------------------------------------------------------------------------
WAMU          7.2500    8.1250  127,511   71.87            71.87      650    0.00
WATERFIELD    6.3750    8.5000  158,515   77.57            78.68      661   40.10
---------------------------------------------------------------------------------
TOTAL         6.3750   12.6250  148,010   79.30            80.80      664   30.04
---------------------------------------------------------------------------------

                          Collateral Grouped by Deal Id
----------------------------------------------------------------------------------
DEAL ID    Count      Balance       Percent      GWAC       NWAC      WAM   WA Age
----------------------------------------------------------------------------------
BSABS 20     396     61,831,361       75.00     8.0905     7.7396     303       45
BSMSI 19       1        230,241        0.28     7.2500     6.7175     257       94
CMC III       39      6,521,147        7.91     7.2558     7.0054     237       90
GMAC 199       1        235,950        0.29     7.3750     7.0925     280       80
IMPAC 20     104      9,706,440       11.77     9.6575     9.2279     282       62
SAMI 200      16      3,916,462        4.75     7.2459     6.8335     282       54
----------------------------------------------------------------------------------
TOTAL        557     82,441,601      100.00     8.1644     7.8090     294       51
----------------------------------------------------------------------------------

                          Collateral Grouped by Deal Id
-----------------------------------------------------------------------------------------------
DEAL ID    Min GWAC     Max GWAC     Avg Bal    WA LTV     WA COMBINED LTV    WA FICO    WA DTI
-----------------------------------------------------------------------------------------------
BSABS 20     6.3750      11.0000     156,140     79.49               81.43        669     35.72
BSMSI 19     7.2500       7.2500     230,241     79.51               79.51        559      0.00
CMC III      6.5000       8.1250     167,209     76.41               76.41        664     27.24
GMAC 199     7.3750       7.3750     235,950     89.89               89.89        635      0.00
IMPAC 20     8.3750      12.6250      93,331     82.60               82.89        629      6.71
SAMI 200     6.6250       9.7500     244,779     72.41               72.41        685     39.08
-----------------------------------------------------------------------------------------------
TOTAL        6.3750      12.6250     148,010     79.30               80.80        664     30.04
-----------------------------------------------------------------------------------------------

The information contained herein will be superseded by the description of the collateral contained in the prospectus supplement and, except in the case of the initial collateral information sheets, such information supersedes the information in all prior collateral information sheets. This report does not constitute a bid or offer by any person for any security or an undertaking by any person to provide or accept any such bid or offer. Each investor must determine for itself the appropriateness of any transaction in securities, including any related legal, tax and accounting considerations, and no recommendation is made herein as to any security or transaction. No assurance is given (x) as to the accuracy or completeness of any of the information set forth herein, or (y) that the prices indicated (i) constitute prices at which the securities listed could have been or may be purchased or sold in any market,
(ii) have been confirmed by actual trades, (iii) reflect the value Bear Stearns assigns to any security while in its inventory, or (iv) take into account the size of any position in the securities listed. Spreads between bid and offer prices may vary significantly due to market volatility or illiquidity. All prices and other information relating to any security are subject to change without notice. Bear, Stearns & Co. Inc. and its affiliates and associated persons may have positions and conduct transactions in the securities covered by this report, and may solicit business from and perform services for the issuers of such securities or their affiliates.